Filed Pursuant to Rule 424(b)(3)
File Nos. 333-113876
333-113893
333-113877

MORGAN STANLEY CHARTER SERIES

Morgan Stanley Charter Graham L.P.

Morgan Stanley Charter WCM L.P.

Morgan Stanley Charter Aspect L.P.

SUPPLEMENT

TO

PROSPECTUS DATED MAY 1, 2008

You should read this supplement together with the prospectus dated May 1, 2008. All page and section references in this supplement relate to the prospectus, except references to pages preceded by “S-,” which relate to this supplement.

The date of this Supplement is September 17, 2008

i

NOTICE TO INVESTORS

The following updates the information under the caption “Plan of Distribution” beginning on page 109.

Demeter Management Corporation, the general partner of each of the Charter Series partnerships, will terminate the offering of units of limited partnership of Charter Graham, Charter WCM, and Charter Aspect after the November 30, 2008 monthly closing. As a result, effective December 1, 2008, the general partner will no longer accept any subscriptions for new investments in any of the Charter Series of partnerships nor any exchanges into any Charter Series partnership, including exchanges among the partnerships.

It is possible that there may not be sufficient units of Charter WCM available for sale through the November 30, 2008 monthly closing to satisfy all subscriptions and requests for exchanges for Charter WCM units, and, accordingly, subscriptions and exchange requests for Charter WCM will be handled on a first-come, first-served, basis, with the general partner reserving the right to handle special situations in its sole discretion.

While no subscriptions or exchanges for the Charter Series partnerships will be accepted after the November 30, 2008 closing, the general partner will continue to operate the partnerships and the partnerships’ trading advisors will continue to trade the partnerships’ assets in accordance with the terms of their respective management agreements. The management fees and incentive fees payable by each partnership to its trading advisor and the brokerage fees payable to Morgan Stanley & Co. Incorporated will remain the same. Investors in the Charter Series partnerships will continue to be able to redeem units of the partnerships at any month-end closing subject to the terms, conditions and charges set forth under the caption “Redemptions” beginning on page 97 of the prospectus. Investors will continue to receive monthly and annual reports as they have in the past, and the partnerships will continue to file periodic reports with the Securities and Exchange Commission, as required under the Securities Exchange Act.

As a result of the termination of the offering, the general partner will terminate the escrow agreement with The Bank of New York and the selling agreement with Morgan Stanley & Co. Incorporated following the November 30, 2008, monthly closing.

THE GENERAL PARTNER

The following updates the information under the sub-caption “— Directors and Officers of the General Partner” on pages 66-68.

Michael Durbin is a Director of the general partner. Mr. Durbin has been a principal of the general partner since June 5, 2008.

Jose Morales is a Director of the general partner. Mr. Morales has been a principal of the general partner since June 23, 2008.

THE TRADING ADVISORS

Morgan Stanley Charter Graham

The following updates and supplements the information under the sub-caption “—Principals” on pages 71-76.

Effective May 19, 2008, Mark Casadona is no longer a principal of Graham.

Effective May 30, 2008, Eric C. Fill is no longer a principal of Graham.

Effective May 30, 2008, Stephan Wenger is no longer a principal of Graham.

Gavin Gilbert is a discretionary trader and a principal of Graham, specializing in fixed income markets. He became an associated person and principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008. During March 2004, Mr. Gilbert was on garden leave. From April 2002 to February 2004, Mr. Gilbert was a trader for D.E. Shaw & Co. LLC, an investment management firm. Mr. Gilbert was Associate Director in Euro Government Bonds for Barclays Capital, an investment bank, from November 2000 to March 2002. Mr. Gilbert was on sabbatical from April 2000 to November 2000. From March 1997 to April 2000, Mr. Gilbert was a trader for Renaissance Capital, an investment bank.

Jon Tiktinsky is a discretionary trader and a principal of Graham, specializing in the U.S. fixed income markets. He became an associated person of Graham effective May 23, 2008 and a principal on May 30, 2008. Prior to joining Graham in May 2008, Mr. Tiktinsky held positions of increasing responsibility including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. Mr. Tiktinsky was President and Founder of Hulls Farm Capital LLC, an investment management firm, from February 2002 to June 2004. From January 2001 to December 2001, Mr. Tiktinsky served as a managing director for Dresdner, Kleinwort & Wasserstein, an investment bank. From February 1989 to December 2000, Mr. Tiktinsky held positions of increasing responsibility at Donaldson, Lufkin and Jenrette, an investment bank, concluding as Managing Director, Head of Government Bond Dealership. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

Morgan Stanley Charter Aspect

The following updates and supplements the information under the sub-caption “—Principals” on pages 87-90.

Effective May 8, 2008, Michael Adam is no longer a principal of Aspect.

EXPERTS

The following updates and replaces the information under the caption “Experts” on page 125.

The statements of financial condition as of December 31, 2007 and 2006, including the schedules of investments as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2007, for Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P. and Morgan Stanley Charter WCM L.P., and the statements of financial condition of Demeter Management Corporation as of November 30, 2007 and 2006 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as an independent registered public accounting firm for Morgan Stanley.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Charter Series

Report of Independent Registered Public Accounting Firm	S-4

Statements of Financial Condition as of June 30, 2008 (unaudited) and December 31, 2007 and 2006	S-5

Statements of Operations for the six months ended June 30, 2008 and 2007 (unaudited), and for the years ended December 31, 2007, 2006, and 2005	S-9

Statements of Changes in Partners’ Capital for the six months ended June 30, 2008 (unaudited) and for the years ended December 31, 2007, 2006, and 2005	S-13

Statements of Cash Flows for the six months ended June 30, 2008 and 2007 (unaudited), and for the three years ended December 31, 2007, 2006, and 2005	S-15

Schedules of Investments as of June 30, 2008 (unaudited) and December 31, 2007 and 2006	S-19

Notes to Financial Statements	S-24

Demeter Management Corporation

Independent Auditors’ Report	S-37

Statements of Financial Condition as of May 31, 2008 (unaudited) and as of November 30, 2007 and 2006	S-38

Notes to Statements of Financial Condition	S-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of

Morgan Stanley Charter Campbell L.P.,

Morgan Stanley Charter Aspect L.P.,

Morgan Stanley Charter Graham L.P., and

Morgan Stanley Charter WCM L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P. (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P. at December 31, 2007 and 2006, and the results of their operations, changes in partners’ capital, and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Partnerships modified their classification of cash within the statements of financial condition and cash flows and modified their presentation of options within the statements of financial condition to conform to 2007 presentation.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnerships’ internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 20, 2008 expressed an unqualified opinion on the Partnerships’ internal control over financial reporting.

New York, New York

March 20, 2008

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)

ASSETS

Trading Equity:

Unrestricted cash	207,023,693	261,151,086	354,629,882

Restricted cash	9,375,941	24,139,711	38,619,693

Total Cash	216,399,634	285,290,797	393,249,575

Net unrealized gain (loss) on open contracts (MS&Co.)	7,092,059	(4,690,428)	23,841,126

Net unrealized gain (loss) on open contracts (MSIP)	(228,355)	42,048	(205,700)

Total net unrealized gain (loss) on open contracts	6,863,704	(4,648,380)	23,635,426

Options purchased (proceeds paid $71,084, $566,281 and $294,351, respectively)	81,024	425,159	339,299

Total Trading Equity	223,344,362	281,067,576	417,224,300

Interest receivable (MS&Co.)	344,351	842,283	1,680,668

Total Assets	223,688,713	281,909,859	418,904,968

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	8,195,961	10,555,801	8,950,399

Accrued brokerage fees (MS&Co.)	1,052,669	1,430,423	1,930,134

Accrued management fees	464,929	631,770	852,475

Options written (premiums received $42,286, $317,779 and $169,094, respectively)	39,509	185,984	139,915

Total Liabilities	9,753,068	12,803,978	11,872,923

PARTNERS’ CAPITAL

Limited Partners (18,091,144.726, 23,905,166.681 and 30,763,739.696 Units, respectively)	211,556,526	266,111,229	402,578,194

General Partner (203,449.055, 269,014.055 and 340,349.055 Units, respectively)	2,379,119	2,994,652	4,453,851

Total Partners’ Capital	213,935,645	269,105,881	407,032,045

Total Liabilities and Partners’ Capital	223,688,713	281,909,859	418,904,968

NET ASSET VALUE PER UNIT	11.69	11.13	13.09

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)

ASSETS

Trading Equity:

Unrestricted cash	152,602,986	113,780,309	109,217,402

Restricted cash	10,309,423	14,032,075	13,418,522

Total Cash	162,912,409	127,812,384	122,635,924

Net unrealized gain on open contracts (MS&Co.)	8,239,365	4,686,052	5,039,041

Net unrealized gain (loss) on open contracts (MSIP)	229,453	378,054	(240,275)

Total net unrealized gain on open contracts	8,468,818	5,064,106	4,798,766

Total Trading Equity	171,381,227	132,876,490	127,434,690

Subscriptions receivable	6,864,906	4,909,605	2,103,254

Interest receivable (MS&Co.)	249,187	363,233	484,328

Total Assets	178,495,320	138,149,328	130,022,272

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	1,857,085	1,559,031	4,093,636

Accrued brokerage fees (MS&Co.)	787,786	643,677	607,673

Incentive fees payable	631,295	—	1,017,989

Accrued management fees	262,595	214,559	202,558

Total Liabilities	3,538,761	2,417,267	5,921,856

PARTNERS’ CAPITAL

Limited Partners (8,243,348.865, 7,403,580.738 and 7,064,097.616 Units, respectively)	173,156,203	134,313,027	122,749,550

General Partner (85,708.529, 78,219.762 and 77,740.841 Units, respectively)	1,800,356	1,419,034	1,350,866

Total Partners’ Capital	174,956,559	135,732,061	124,100,416

Total Liabilities and Partners’ Capital	178,495,320	138,149,328	130,022,272

NET ASSET VALUE PER UNIT	21.01	18.14	17.38

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)

ASSETS

Trading Equity:

Unrestricted cash	481,627,724	428,483,746	360,856,363

Restricted cash	23,541,440	11,795,125	56,145,197

Total Cash	505,169,164	440,278,871	417,001,560

Net unrealized gain (loss) on open contracts (MS&Co.)	11,360,798	(269,587)	12,852,858

Net unrealized gain (loss) on open contracts (MSIP)	1,139,623	64,122	(314,794)

Total net unrealized gain (loss) on open contracts	12,500,421	(205,465)	12,538,064

Total Trading Equity	517,669,585	440,073,406	429,539,624

Subscriptions receivable	7,811,414	6,032,184	3,317,475

Interest receivable (MS&Co.)	760,418	1,136,385	1,824,393

Total Assets	526,241,417	447,241,975	434,681,492

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	10,231,320	3,952,743	11,873,932

Accrued brokerage fees (MS&Co.)	2,453,263	2,261,439	2,123,827

Accrued management fees	817,755	753,813	707,942

Total Liabilities	13,502,338	6,967,995	14,705,701

PARTNERS’ CAPITAL

Limited Partners (19,143,986.760, 19,771,249.924 and 21,346,676.377 Units, respectively)	507,224,244	435,434,673	415,478,418

General Partner (208,144.501, 219,732.501 and 231,068.501 Units, respectively)	5,514,835	4,839,307	4,497,373

Total Partners’ Capital	512,739,079	440,273,980	419,975,791

Total Liabilities and Partners’ Capital	526,241,417	447,241,975	434,681,492

NET ASSET VALUE PER UNIT	26.50	22.02	19.46

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31,
		2007	2006
	$	$	$
	(Unaudited)

ASSETS

Trading Equity:

Unrestricted cash	116,488,064	72,376,602	35,032,684

Restricted cash	3,571,251	6,848,850	6,797,768

Total Cash	120,059,315	79,225,452	41,830,452

Net unrealized gain on open contracts (MS&Co.)	4,650,552	1,340,211	1,298,984

Net unrealized gain (loss) on open contracts (MSIP)	194,686	(242,371)	(204,195)

Total net unrealized gain on open contracts	4,845,238	1,097,840	1,094,789

Total Trading Equity	124,904,553	80,323,292	42,925,241

Subscriptions receivable	4,626,199	4,554,302	3,743,732

Interest receivable (MS&Co.)	178,876	205,192	171,558

Total Assets	129,709,628	85,082,786	46,840,531

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	678,205	745,064	2,204,674

Accrued incentive fees payable	666,942	—	41,912

Accrued brokerage fees (MS&Co.)	589,606	401,840	212,164

Accrued management fees	196,535	133,946	70,721

Total Liabilities	2,131,288	1,280,850	2,529,471

PARTNERS’ CAPITAL

Limited Partners (9,805,804.299, 7,355,246.125 and 4,294,874.399 Units, respectively)	126,208,103	82,918,267	43,835,717

General Partner (106,461.314, 78,385.637 and 46,572.535 Units, respectively)	1,370,237	883,669	475,343

Total Partners’ Capital	127,578,340	83,801,936	44,311,060

Total Liabilities and Partners’ Capital	129,709,628	85,082,786	46,840,531

NET ASSET VALUE PER UNIT	12.87	11.27	10.21

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENT OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (MS&Co.)	2,434,543	9,192,301	15,890,523	19,614,906	9,391,904

EXPENSES

Brokerage fees (MS&Co.)	7,213,704	11,433,174	21,204,593	24,753,539	20,072,049

Management fees	3,186,052	5,049,651	9,365,362	10,932,810	8,702,588

Total Expenses	10,399,756	16,482,825	30,569,955	35,686,349	28,774,637

NET INVESTMENT LOSS	(7,965,213)	(7,290,524)	(14,679,432)	(16,071,443)	(19,382,733)

TRADING RESULTS

Trading profit (loss):

Realized	6,911,634	29,845,171	(10,880,890)	(11,170,042)	63,703,297

Net change in unrealized	11,534,128	(6,251,335)	(28,367,260)	36,660,019	(11,953,244)

Total Trading Results	18,445,762	23,593,836	(39,248,150)	25,489,977	51,750,053

NET INCOME (LOSS)	10,480,549	16,303,312	(53,927,582)	9,418,534	32,367,320

Net Income (Loss) Allocation:

Limited Partners	10,372,015	16,128,946	(53,333,596)	9,310,154	32,018,766

General Partner	108,534	174,366	(593,986)	108,380	348,554

Net Income (Loss) Per Unit:

Limited Partners	0.56	0.59	(1.96)	0.39	1.12

General Partner	0.56	0.59	(1.96)	0.39	1.12

	Units	Units	Units	Units	Units

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	21,189,596.335	29,548,821.263	28,036,317.381	32,873,436.594	27,702,263.372

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (MS&Co.)	1,430,824	3,102,108	5,744,437	6,351,353	5,375,673

EXPENSES

Brokerage fees (MS&Co.)	4,488,094	3,790,436	7,691,517	6,530,451	11,086,249

Management fees	1,496,032	1,263,479	2,563,840	2,176,817	3,612,872

Incentive fees	3,484,265	1,522,184	1,522,184	1,017,989	—

Total Expenses	9,468,391	6,576,099	11,777,541	9,725,257	14,699,121

NET INVESTMENT LOSS	(8,037,567)	(3,473,991)	(6,033,104)	(3,373,904)	(9,323,448)

TRADING RESULTS

Trading profit (loss):

Realized	26,950,554	12,638,369	11,541,699	20,452,188	(29,379,015)

Net change in unrealized	3,404,712	268,966	265,340	(2,621,922)	(5,603,030)

	30,355,266	12,907,335	11,807,039	17,830,266	(34,982,045)

Proceeds from Litigation Settlement	—	—	—	—	3,661

Total Trading Results	30,355,266	12,907,335	11,807,039	17,830,266	(34,978,384)

NET INCOME (LOSS)	22,317,699	9,433,344	5,773,935	14,456,362	(44,301,832)

Net Income (Loss) Allocation:

Limited Partners	22,086,377	9,326,032	5,706,008	14,299,103	(43,833,268)

General Partner	231,322	107,312	67,927	157,259	(468,564)

Net Income (Loss) Per Unit:

Limited Partners	2.87	1.25	0.76	1.65	(3.83)

General Partner	2.87	1.25	0.76	1.65	(3.83)

	Units	Units	Units	Units	Units

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	7,812,538.721	7,359,467.150	7,366,524.555	8,031,729.450	10,781,393.061

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (MS&Co.)	4,457,002	9,703,863	18,458,473	19,833,324	12,691,490

EXPENSES

Brokerage fees (MS&Co.)	14,096,153	11,888,204	25,051,583	25,529,062	26,821,717

Management fees	4,698,719	3,962,735	8,350,531	8,509,689	8,756,858

Total Expenses	18,794,872	15,850,939	33,402,114	34,038,751	35,578,575

NET INVESTMENT LOSS	(14,337,870)	(6,147,076)	(14,943,641)	(14,205,427)	(22,887,085)

TRADING RESULTS

Trading profit (loss):

Realized	89,932,712	63,821,854	78,593,971	23,818,303	(57,942,853)

Net change in unrealized	12,705,886	(3,069,991)	(12,743,529)	9,679,307	2,618,843

Total Trading Results	102,638,598	60,751,863	65,850,442	33,497,610	(55,324,010)

NET INCOME (LOSS)	88,300,728	54,604,787	50,906,801	19,292,183	(78,211,095)

Net Income (Loss) Allocation:

Limited Partners	87,332,792	54,015,536	50,355,831	19,081,838	(77,357,066)

General Partner	967,936	589,251	550,970	210,345	(854,029)

Net Income (Loss) Per Unit:

Limited Partners	4.48	2.74	2.56	0.86	(3.56)

General Partner	4.48	2.74	2.56	0.86	(3.56)

	Units	Units	Units	Units	Units

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	19,729,071.569	20,863,217.545	20,459,587.918	22,125,527.008	23,057,004.125

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (MS&Co.)	926,786	1,270,521	2,721,187	2,148,805	1,376,905

EXPENSES

Brokerage fees (MS&Co.)	3,061,919	1,670,769	3,859,018	2,296,027	3,215,858

Incentive fees	2,835,080	372,615	995,125	41,912	—

Management fees	1,020,641	556,923	1,286,341	765,342	1,048,673

Total Expenses	6,917,640	2,600,307	6,140,484	3,103,281	4,264,531

NET INVESTMENT LOSS	(5,990,854)	(1,329,786)	(3,419,297)	(954,476)	(2,887,626)

TRADING RESULTS

Trading profit (loss):

Realized	15,576,836	3,351,559	11,055,850	(731,319)	4,735,942

Net change in unrealized	3,747,398	400,598	3,051	708,969	(2,911,685)

Total Trading Results	19,324,234	3,752,157	11,058,901	(22,350)	1,824,257

NET INCOME (LOSS)	13,333,380	2,422,371	7,639,604	(976,826)	(1,063,369)

Net Income (Loss) Allocation:

Limited Partners	13,186,812	2,398,224	7,561,278	(966,683)	(1,059,720)

General Partner	146,568	24,147	78,326	(10,143)	(3,649)

Net Income (Loss) Per Unit:

Limited Partners	1.60	0.31	1.06	(0.25)	(0.06)

General Partner	1.60	0.31	1.06	(0.25)	(0.06)

	Units	Units	Units	Units	Units

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	8,678,024.102	5,704,777.459	6,281,449.679	4,228,142.814	5,248,657.757

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006, and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Campbell L.P.
Partners’ Capital, December 31, 2004	23,787,288.049	272,588,976	2,911,738	275,500,714
Offering of Units	12,577,705.709	150,307,643	950,000	151,257,643
Net income	—	32,018,766	348,554	32,367,320
Redemptions	(5,423,868.430)	(66,061,364)	—	(66,061,364)

Partners’ Capital, December 31, 2005	30,941,125.328	388,854,021	4,210,292	393,064,313
Offering of Units	6,727,952.165	86,512,830	360,000	86,872,830
Net income	—	9,310,154	108,380	9,418,534
Redemptions	(6,564,988.742)	(82,098,811)	(224,821)	(82,323,632)

Partners’ Capital, December 31, 2006	31,104,088.751	402,578,194	4,453,851	407,032,045
Net loss	—	(53,333,596)	(593,986)	(53,927,582)
Redemptions	(6,929,908.015)	(83,133,369)	(865,213)	(83,998,582)

Partners’ Capital, December 31, 2007	24,174,180.736	266,111,229	2,994,652	269,105,881
Net income	—	10,372,015	108,534	10,480,549
Redemptions	(5,879,586.955)	(64,926,718)	(724,067)	(65,650,785)

Partners’ Capital, June 30, 2008	18,294,593.781	211,556,526	2,379,119	213,935,645

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006, and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Aspect L.P.
Partners’ Capital, December 31, 2004	11,535,624.689	223,240,153	2,441,531	225,681,684
Offering of Units	1,372,452.207	22,743,972	—	22,743,972
Net loss	—	(43,833,268)	(468,564)	(44,301,832)
Redemptions	(3,697,952.573)	(58,861,660)	(375,859)	(59,237,519)

Partners’ Capital, December 31, 2005	9,210,124.323	143,289,197	1,597,108	144,886,305
Offering of Units	863,480.025	14,587,304	—	14,587,304
Net income	—	14,299,103	157,259	14,456,362
Redemptions	(2,931,765.891)	(49,426,054)	(403,501)	(49,829,555)

Partners’ Capital, December 31, 2006	7,141,838.457	122,749,550	1,350,866	124,100,416
Offering of Units	1,749,693.684	30,467,524	80,000	30,547,524
Net income	—	5,706,008	67,927	5,773,935
Redemptions	(1,409,731.641)	(24,610,055)	(79,759)	(24,689,814)

Partners’ Capital, December 31, 2007	7,481,800.500	134,313,027	1,419,034	135,732,061
Offering of Units	1,415,743.017	28,010,598	150,000	28,160,598
Net income	—	22,086,377	231,322	22,317,699
Redemptions	(568,486.123)	(11,253,799)	—	(11,253,799)

Partners’ Capital, June 30, 2008	8,329,057.394	173,156,203	1,800,356	174,956,559

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006, and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Graham L.P.
Partners’ Capital, December 31, 2004	21,497,776.200	471,290,914	5,146,964	476,437,878
Offering of Units	6,774,055.862	126,736,962	480,000	127,216,962
Net loss	—	(77,357,066)	(854,029)	(78,211,095)
Redemptions	(5,615,087.325)	(103,859,020)	(263,246)	(104,122,266)

Partners’ Capital, December 31, 2005	22,656,744.737	416,811,790	4,509,689	421,321,479
Offering of Units	4,357,310.697	84,188,382	—	84,188,382
Net income	—	19,081,838	210,345	19,292,183
Redemptions	(5,436,310.556)	(104,603,592)	(222,661)	(104,826,253)

Partners’ Capital, December 31, 2006	21,577,744.878	415,478,418	4,497,373	419,975,791
Offering of Units	2,648,660.176	54,876,900	—	54,876,900
Net income	—	50,355,831	550,970	50,906,801
Redemptions	(4,235,422.629)	(85,276,476)	(209,036)	(85,485,512)

Partners’ Capital, December 31, 2007	19,990,982.425	435,434,673	4,839,307	440,273,980
Offering of Units	1,672,313.762	41,043,355	—	41,043,355
Net income	—	87,332,835	967,893	88,300,728
Redemptions	(2,311,164.926)	(56,586,619)	(292,365)	(56,878,984)

Partners’ Capital, June 30, 2008	19,352,131.261	507,224,244	5,514,835	512,739,079

For the Six Months Ended June 30, 2008 (Unaudited)

and For the Years Ended December 31, 2007, 2006, and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter WCM L.P.
Partners’ Capital, December 31, 2004	5,760,547.025	59,881,786	706,754	60,588,540
Offering of Units	589,614.840	5,806,303	—	5,806,303
Net loss	—	(1,059,720)	(3,649)	(1,063,369)
Redemptions	(1,938,675.321)	(19,003,244)	(196,689)	(19,199,933)

Partners’ Capital, December 31, 2005	4,411,486.544	45,625,125	506,416	46,131,541
Offering of Units	1,273,546.608	13,270,384	50,000	13,320,384
Net loss	—	(966,683)	(10,143)	(976,826)
Redemptions	(1,343,586.218)	(14,093,109)	(70,930)	(14,164,039)

Partners’ Capital, December 31, 2006	4,341,446.934	43,835,717	475,343	44,311,060
Offering of Units	4,185,306.181	42,984,801	330,000	43,314,801
Net income	—	7,561,278	78,326	7,639,604
Redemptions	(1,093,121.353)	(11,463,529)	—	(11,463,529)

Partners’ Capital, December 31, 2007	7,433,631.762	82,918,267	883,669	83,801,936
Offering of Units	2,826,507.052	34,367,523	340,000	34,707,523
Net income	—	13,186,812	146,568	13,333,380
Redemptions	(347,873.201)	(4,264,499)	—	(4,264,499)

Partners’ Capital, June 30, 2008	9,912,265.613	126,208,103	1,370,237	127,578,340

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	10,480,549	16,303,312	(53,927,582)	9,418,534	32,367,320

Noncash item included in net income (loss):

Net change in unrealized	(11,534,128)	6,251,335	28,367,260	(36,660,019)	11,953,244

(Increase) decrease in operating assets:

Restricted cash	14,763,770	8,836,090	14,479,982	14,834,038	(25,358,484)

Proceeds paid for options purchased	495,197	(293,623)	(271,930)	(294,351)	—

Interest receivable (MS&Co.)	497,932	238,025	838,385	(543,846)	(699,562)

Increase (decrease) in operating liabilities:

Accrued brokerage fees (MS&Co.)	(377,754)	(56,979)	(499,711)	(49,809)	607,474

Accrued management fees	(166,841)	(25,165)	(220,705)	(22,000)	292,549

Premiums received for options written	(275,493)	164,885	148,685	169,094	—

Net cash provided by (used for) operating activities	13,883,232	31,417,880	(11,085,616)	(13,148,359)	19,162,541

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	—	—	—	100,627,569	151,835,689

Cash paid for redemptions of Units	(68,010,625)	(41,387,373)	(82,393,180)	(78,088,412)	(64,666,231)

Net cash provided by (used for) financing activities	(68,010,625)	(41,387,373)	(82,393,180)	22,539,157	87,169,458

Net increase (decrease) in unrestricted cash	(54,127,393)	(9,969,493)	(93,478,796)	9,390,798	106,331,999

Unrestricted cash at beginning of period	261,151,086	355,636,882	354,629,882	345,239,084	238,907,085

Unrestricted cash at end of period	207,023,693	345,667,389	261,151,086	354,629,882	345,239,084

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	22,317,699	9,433,344	5,773,935	14,456,362	(44,301,832)

Noncash item included in net income (loss):

Net change in unrealized	(3,404,712)	(268,966)	(265,340)	2,621,922	5,603,030

(Increase) decrease in operating assets:

Restricted cash	3,722,652	1,833,339	(613,553)	(1,731,359)	10,908,773

Interest receivable (MS&Co.)	114,046	(25,327)	121,095	2,447	(142,089)

Increase (decrease) in operating liabilities:

Accrued brokerage fees (MS&Co.)	144,109	57,624	36,004	(156,405)	(365,305)

Accrued incentive fee	631,295	(102,577)	(1,017,989)	1,017,989	—

Accrued management fees	48,036	19,208	12,001	(52,135)	(106,710)

Net cash provided by (used for) operating activities	23,573,125	10,946,645	4,046,153	16,158,821	(28,404,133)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	26,205,297	17,435,222	27,741,173	13,509,630	26,817,698

Cash paid for redemptions of Units	(10,955,745)	(15,483,591)	(27,224,419)	(50,752,969)	(58,958,439)

Net cash provided by (used for) financing activities	15,249,552	1,951,631	516,754	(37,243,339)	(32,140,741)

Net increase (decrease) in unrestricted cash	38,822,677	12,898,276	4,562,907	(21,084,518)	(60,544,874)

Unrestricted cash at beginning of period	113,780,309	109,366,402	109,217,402	130,301,920	190,846,794

Unrestricted cash at end of period	152,602,986	122,264,678	113,780,309	109,217,402	130,301,920

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	88,300,728	54,604,787	50,906,801	19,292,183	(78,211,095)

Noncash item included in net income (loss):

Net change in unrealized	(12,705,886)	3,069,991	12,743,529	(9,679,307)	(2,618,843)

(Increase) decrease in operating assets:

Restricted cash	(11,746,315)	24,144,005	44,350,072	(26,297,125)	62,712,783

Interest receivable (MS&Co.)	375,967	204,908	688,008	(493,263)	(552,167)

Increase (decrease) in operating liabilities:

Accrued brokerage fees (MS&Co.)	191,824	(976)	137,612	(70,688)	(141,612)

Accrued management fees	63,942	(325)	45,871	(23,563)	(16,055)

Net cash provided by (used for) operating activities	64,480,260	82,022,390	108,871,893	(17,271,763)	(18,826,989)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	39,264,125	23,416,130	52,162,191	89,829,892	133,523,099

Cash paid for redemptions of Units	(50,600,407)	(55,660,540)	(93,406,701)	(108,265,689)	(94,800,218)

Net cash provided by (used for) financing activities	(11,336,282)	(32,244,410)	(41,244,510)	(18,435,797)	38,722,881

Net increase (decrease) in unrestricted cash	53,143,978	49,777,980	67,627,383	(35,707,560)	19,895,892

Unrestricted cash at beginning of period	428,483,746	362,441,363	360,856,363	396,563,923	376,668,031

Unrestricted cash at end of period	481,627,724	412,219,343	428,483,746	360,856,363	396,563,923

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	13,333,380	2,422,371	7,639,604	(976,826)	(1,063,369)

Noncash item included in net income (loss):

Net change in unrealized	(3,747,398)	(400,598)	(3,051)	(708,969)	2,911,685

(Increase) decrease in operating assets:

Restricted cash	3,277,599	1,187,448	(51,082)	1,480,693	(2,915,681)

Interest receivable (MS&Co.)	26,316	(69,132)	(33,634)	(33,626)	(45,889)

Increase (decrease) in operating liabilities:

Accrued incentive fees	666,942	(41,912)	(41,912)	41,912	—

Accrued brokerage fees (MS&Co.)	187,766	117,510	189,676	(23,917)	(79,350)

Accrued management fees	62,589	39,170	63,225	(7,973)	(22,244)

Net cash provided by (used for) operating activities	13,807,194	3,254,857	7,762,826	(228,706)	(1,214,848)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	34,635,626	28,492,666	42,504,231	9,845,502	6,637,841

Cash paid for redemptions of Units	(4,331,358)	(6,594,028)	(12,923,139)	(13,193,605)	(19,655,621)

Net cash provided by (used for) financing activities	30,304,268	21,898,638	29,581,092	(3,348,103)	(13,017,780)

Net increase (decrease) in unrestricted cash	44,111,462	25,153,495	37,343,918	(3,576,809)	(14,232,628)

Unrestricted cash at beginning of period	72,376,602	35,032,684	35,032,684	38,609,493	52,842,121

Unrestricted cash at end of period	116,488,064	60,186,179	72,376,602	35,032,684	38,609,493

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at June 30, 2008 (Unaudited): $213,935,645

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	775,840	0.36	(261,136)	(0.12)	514,704
Equity	(276,202)	(0.13)	6,362,926	2.97	6,086,724
Foreign currency	753,106	0.35	385,188	0.18	1,138,294
Interest rate	671,483	0.32	845,420	0.40	1,516,903

Grand Total:	1,924,227	0.90	7,332,398	3.43	9,256,625

Unrealized Currency Loss					(2,392,921)

Total Net Unrealized Gain					6,863,704

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	81,024	0.04
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(39,509)	(0.02)

Partnership Net Assets at December 31, 2007: $269,105,881

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	935,918	0.35	(478,491)	(0.18)	457,427
Equity	815,999	0.30	12,433	0.01	828,432
Foreign currency	(6,080,933)	(2.26)	772,643	0.29	(5,308,290)
Interest rate	687,429	0.26	(260,170)	(0.10)	427,259

Grand Total:	(3,641,587)	(1.35)	46,415	0.02	(3,595,172)

Unrealized Currency Loss					(1,053,208)

Total Net Unrealized Loss					(4,648,380)

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	425,159	0.16
Options written on Futures Contracts	—	—
Options written on Forward Contracts	(185,984)	(0.07)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P. SCHEDULES OF INVESTMENTS — (Continued) Partnership Net Assets at December 31, 2006: $407,032,045

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(3,998,724)	(0.98)	(154,300)	(0.04)	(4,153,024)
Equity	4,657,094	1.14	—	—	4,657,094
Foreign currency	(2,944,355)	(0.72)	16,783,312	4.12	13,838,957
Interest rate	(429,351)	(0.11)	10,622,441	2.61	10,193,090

Grand Total:	(2,715,336)	(0.67)	27,251,453	6.69	24,536,117

Unrealized Currency Loss					(900,691)

Total Net Unrealized Gain					23,635,426

	Fair Value	Percentage of Net Assets
	$	%
Options purchased on Futures Contracts	—	—
Options purchased on Forward Contracts	339,299	0.08
Options written on Futures Contracts	—
Options written on Forward Contracts	(139,915)	(0.03)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at June 30, 2008 (Unaudited): $174,956,559

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,564,267	1.47	58,607	0.03	2,622,874
Equity	(85,377)	(0.05)	2,384,477	1.36	2,299,100
Foreign currency	1,517,180	0.87	(81,697)	(0.05)	1,435,483
Interest rate	(170,664)	(0.10)	1,864,604	1.07	1,693,940

Grand Total:	3,825,406	2.19	4,225,991	2.41	8,051,397

Unrealized Currency Gain					417,421

Total Net Unrealized Gain					8,468,818

Partnership Net Assets at December 31, 2007: $135,732,061

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,994,888	2.21	261,616	0.19	3,256,504
Equity	84,465	0.06	(3,274)	—	81,191
Foreign currency	(351,606)	(0.26)	(238,458)	(0.18)	(590,064)
Interest rate	1,502,065	1.11	510,676	0.38	2,012,741

Grand Total:	4,229,812	3.12	530,560	0.39	4,760,372

Unrealized Currency Gain					303,734

Total Net Unrealized Gain					5,064,106

Partnership Net Assets at December 31, 2006: $124,100,416

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(387,481)	(0.31)	1,895,345	1.53	1,507,864
Equity	695,962	0.56	—	—	695,962
Foreign currency	1,204,942	0.97	597,818	0.48	1,802,760
Interest rate	(137,111)	(0.11)	922,709	0.74	785,598

Grand Total:	1,376,312	1.11	3,415,872	2.75	4,792,184

Unrealized Currency Gain					6,582

Total Net Unrealized Gain					4,798,766

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at June 30, 2008 (Unaudited): $512,739,079

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,699,914	0.92	667,253	0.13	5,367,167
Equity	(29,864)	(0.01)	3,582,372	0.70	3,552,508
Foreign currency	3,714,075	0.73	179,266	0.03	3,893,341
Interest rate	71,186	0.01	(1,502,159)	(0.29)	(1,430,973)

Grand Total:	8,455,311	1.65	2,926,732	0.57	11,382,043

Unrealized Currency Gain					1,118,378

Total Net Unrealized Gain					12,500,421

Partnership Net Assets at December 31, 2007: $440,273,980

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,186,484	0.27	(118,001)	(0.03)	1,068,483
Equity	(102,031)	(0.02)	(23,945)	(0.01)	(125,976)
Foreign currency	(1,534,962)	(0.34)	(914,641)	(0.21)	(2,449,603)
Interest rate	381,109	0.08	(597,710)	(0.13)	(216,601)

Grand Total:	(69,400)	(0.01)	(1,654,297)	(0.38)	(1,723,697)

Unrealized Currency Gain					1,518,232

Total Net Unrealized Loss					(205,465)

Partnership Net Assets at December 31, 2006: $419,975,791

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	79,650	0.02	680,903	0.16	760,553
Equity	3,642,736	0.87	—	—	3,642,736
Foreign currency	5,610,658	1.34	642,240	0.15	6,252,898
Interest rate	(3,101,026)	(0.75)	4,738,934	1.13	1,637,908

Grand Total:	6,232,018	1.48	6,062,077	1.44	12,294,095

Unrealized Currency Gain					243,969

Total Net Unrealized Gain					12,538,064

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at June 30, 2008 (Unaudited): $127,578,340

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,664,401	1.30	147,290	0.12	1,811,691
Equity	(74,825)	(0.06)	1,453,981	1.14	1,379,156
Foreign currency	585,422	0.46	41,101	0.03	626,523
Interest rate	137,205	0.11	814,677	0.64	951,882

Grand Total:	2,312,203	1.81	2,457,049	1.93	4,769,252

Unrealized Currency Gain					75,986

Total Net Unrealized Gain					4,845,238

Partnership Net Assets at December 31, 2007: $83,801,936

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,260,450	1.50	(115,496)	(0.14)	1,144,954
Equity	41,882	0.05	15,947	0.02	57,829
Foreign currency	(232,623)	(0.27)	(19,555)	(0.02)	(252,178)
Interest rate	126,895	0.15	(30,995)	(0.04)	95,900

Grand Total:	1,196,604	1.43	(150,099)	(0.18)	1,046,505

Unrealized Currency Gain					51,335

Total Net Unrealized Gain					1,097,840

Partnership Net Assets at December 31, 2006: $44,311,060

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(296,275)	(0.67)	410,666	0.93	114,391
Equity	737,505	1.66	—	—	737,505
Foreign currency	65,403	0.15	531,873	1.20	597,276
Interest rate	(583,619)	(1.31)	227,255	0.51	(356,364)

Grand Total:	(76,986)	(0.17)	1,169,794	2.64	1,092,808

Unrealized Currency Gain					1,981

Total Net Unrealized Gain					1,094,789

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2008 is Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Morgan Stanley Charter Campbell L.P. (“Charter Campbell”), Morgan Stanley Charter Aspect L.P. (“Charter Aspect”), Morgan Stanley Charter Graham L.P. (“Charter Graham”), and Morgan Stanley Charter WCM L.P. (“Charter WCM”) (individually, a “Partnership”, and collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”).

The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest or underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the market price of the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can lose an unlimited amount.

Premiums received/proceeds paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to current values. The difference between the current value of an option and the premium received/proceeds paid is treated as an unrealized gain or loss.

The general partner for each Partnership is Demeter Management Corporation (“Demeter”). The commodity brokers are Morgan Stanley & Co. Incorporated (“MS&Co.”) and Morgan Stanley & Co. International plc (“MSIP”). MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. For Charter Campbell, Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all trading of options on foreign currency forward contracts. Demeter, MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Prior to September 15, 2006, the trading advisor for Charter Aspect (formerly Morgan Stanley Charter MSFCM L.P.) was VK Capital Inc. (“VK Capital”). Effective September 15, 2006, Demeter terminated the management agreement between Charter Aspect and VK Capital. Consequently, VK Capital ceased all futures interests trading on behalf of Charter Aspect as of September 15, 2006. VK Capital was a wholly-owned subsidiary of Morgan Stanley. It was dissolved as of October 19, 2007.

Effective September 30, 2006, Demeter terminated the management agreement between Morgan Stanley Charter WCM (formerly Morgan Stanley Charter Millburn L.P.) and Millburn Ridgefield Corporation (“Millburn”). Consequently, Millburn ceased all futures interests trading on behalf of Charter WCM as of September 30, 2006.

Effective October 16, 2006, Demeter entered into a management agreement with Aspect Capital Limited (“Aspect”) to serve as the sole trading advisor to Charter Aspect effective December 1, 2006.

Also, effective October 16, 2006, Morgan Stanley Charter MSFCM L.P. changed its name to Morgan Stanley Charter Aspect L.P.

Effective October 13, 2006, Demeter entered into a management agreement with Winton Capital Management Limited (“Winton”) to serve as the sole trading advisor to Charter WCM effective December 1, 2006.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Also, effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

For the period from September 15, 2006, to December 1, 2006, for Charter Aspect and the period from September 30, 2006, to December 1, 2006, for Charter WCM, all of Charter Aspect’s assets and Charter WCM’s assets were paid interest at the rate specified in the then-current Charter Series prospectus, with a limited partner’s share of interest credited to its Units. No management, brokerage, or incentive fees were charged during this interim period, given the absence of futures interests trading by Charter Aspect and Charter WCM.

On April 1, 2007, Morgan Stanley merged Morgan Stanley DW Inc. (“Morgan Stanley DW”) into MS&Co. Upon completion of the merger, the surviving entity, MS&Co., became the Partnerships’ principal U.S. commodity broker-dealer.

On April 13, 2007, Morgan Stanley & Co. International Limited changed its name to Morgan Stanley & Co. International plc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based on their proportional ownership interests.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition — Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, MS&Co. credits each Partnership with interest income on 100% of its average daily funds held at MS&Co. and MSIP to meet margin requirements at a rate approximately equivalent to what the commodity brokers pay other similar customers on margin deposits. In addition, MS&Co. credits at each month end each Partnership with interest income on 100% of such Partnership’s assets not deposited as margin at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during the month. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests.

The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Net Income (Loss) per Unit — Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

New Accounting Developments — In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 became effective for the Partnerships as of January 1, 2007. The Partnerships have determined that the adoption of FIN 48 did not have a material impact on the Partnerships’ financial statements. The Partnerships file U.S. federal and state tax returns. The 2004 through 2007 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”).

SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1—quoted market prices in active markets for identical assets and liabilities; Level 2—inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3—unobservable inputs for the asset or liability (including the Partnerships’ own assumptions used in determining the fair value of investments).

Demeter evaluated the impact of adopting SFAS 157 on the Partnerships’ financial statements. The Partnerships adopted SFAS 157 as of January 1, 2008. Based on the Partnerships’ analysis, the effect of applying SFAS 157 to the investments included in the financial statements does not have a material impact on the Partnerships’ financial statements.

The following tables summarize the valuation of each Partnership’s investments by the above SFAS 157 fair value hierarchy as of June 30, 2008:

Charter Campbell

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$		$

Assets
Unrealized gain on open contracts	5,725,486	1,138,218	n/a	6,863,704
Options purchased	—	81,024	n/a	81,024

Liabilities
Options written	—	39,509	n/a	39,509

Charter Aspect

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$		$

Assets
Unrealized gain on open contracts	7,033,336	1,435,482	n/a	8,468,818

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Charter Graham

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$		$

Assets
Unrealized gain on open contracts	8,860,177	3,640,244	n/a	12,500,421

Charter WCM

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$			$

Assets
Unrealized gain on open contracts	4,845,238	n/a	n/a	4,845,238

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Partnership’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Partnerships are currently evaluating the impact that the adoption of SFAS No. 161 will have on their financial statement disclosures.

Trading Equity — The Partnerships’ asset “Trading Equity”, reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MS&Co. and MSIP to be used as margin for trading; (B) net unrealized gains or losses on futures and forward contracts, which are valued at market and calculated as the difference between original contract value and market value; and for Partnerships which trade in options, (C) options purchased at fair value. Options written at fair value are recorded in Liabilities.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co. as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs — Each Partnership currently pays a flat-rate monthly brokerage fee of  1/12 of 6.00% of the Partnership’s Net Assets as of the first day of each month (a 6.00% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

Subsequent to September 15, 2006, for Charter Aspect and subsequent to September 30, 2006, for Charter WCM, no brokerage fees were paid until December 1, 2006, given the absence of futures interests trading.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

From August 1, 2002, to June 30, 2005, each Partnership paid a flat-rate monthly brokerage fee of  1/12 of 6.25% of the Partnership’s Net Assets as of the first day of each month (a 6.25% annual rate).

Operating Expenses — The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by MS&Co. through the brokerage fees paid by the Partnerships.

Continuing Offering — Units of each Partnership except Charter Campbell, are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. Effective September 30, 2006, subscriptions for Units of Charter Aspect and Charter WCM were not accepted until November 30, 2006 month-end closing when Aspect and Winton commenced trading. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. MS&Co. pays all such costs.

Effective May 1, 2006, Charter Campbell no longer accepts any subscriptions for Units in the Partnership.

Redemptions — Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.

Exchanges — On the last day of the first month which occurs more than six months after a person first becomes a limited partner in each Partnership except Charter Campbell, and at the end of each month thereafter, limited partners may exchange their Units among Charter Aspect, Charter Graham, and Charter WCM (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Effective September 30, 2006, Charter Aspect and Charter WCM did not accept any exchanges of Units from any other Charter Series of Funds until the November 30, 2006, month-end closing when Aspect and Winton commenced trading.

Effective May 1, 2006, Charter Campbell no longer accepts any exchanges of Units from any other Charter Series of fund for Units of Charter Campbell.

Distributions — Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Dissolution of the Partnerships — Charter Aspect will terminate on December 31, 2025 and Charter Campbell, Charter Graham, and Charter WCM will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement — Charter Aspect received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator, and Charter Aspect received a settlement award payment in the amount of $3,661 during November 2005. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Restricted and Unrestricted Cash — As reflected on the Partnerships’ Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

Reclassifications — Certain 2006 amounts relating to cash balances were reclassified on the Statements of Financial Condition and Cash Flows to conform to 2008 and 2007 presentation. Certain 2006 amounts relating to options were reclassified on the Statements of Financial Condition to conform to 2008 and 2007 presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

With respect to Charter Campbell, certain prior year amounts relating to options on the Statements of Cash Flows and Condensed Schedules of Investments for December 31, 2007 and 2006 were reclassified to conform to 2008 presentation. Such reclassifications have no impact on Charter Campbell’s reported net income (loss).

2.  RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to MS&Co. (Morgan Stanley DW through March 31, 2007) as described in Note 1. Each Partnership’s cash is on deposit with Morgan Stanley DW (through March 31, 2007), MS&Co., and MSIP in futures interests trading accounts to meet margin requirements as needed. MS&Co. (Morgan Stanley DW through March 31, 2007) pays interest on these funds as described in Note 1. Management fees and incentive fees (if any) incurred by Morgan Stanley Charter MSFCM L.P. were paid to VK Capital through September 15, 2006.

3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at June 30, 2008 were as follows:

Morgan Stanley Charter Campbell L.P.

Campbell & Company, Inc.

Morgan Stanley Charter Aspect L.P.

Aspect Capital Limited (“Aspect”)

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Morgan Stanley Charter Graham L.P.

Graham Capital Management, L.P.

Morgan Stanley Charter WCM L.P.

Winton Capital Management Limited (“Winton”)

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Aspect, Charter Graham, and Charter WCM each pays its trading advisor a flat-rate monthly fee equal to  1/6 of 1% (a 2% annual rate) of the Partnership’s Net Assets under management by each trading advisor as of the first day of each month.

Effective as of September 15, 2006, for Charter Aspect and September 30, 2006, for Charter WCM, no management fees were paid until December 1, 2006, when Aspect and Winton commenced trading.

Charter Campbell pays its trading advisor a flat-rate monthly fee equal to  1/12 of 2.65% (a 2.65% annual rate) of the Partnership’s Net Assets under management as of the first day of each month.

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits paid on a monthly basis.

Effective as of September 15, 2006, for Charter Aspect and September 30, 2006, for Charter WCM, no incentive fees were paid until December 1, 2006 when Aspect and Winton commenced trading.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, the trading advisor must recover such losses before that trading advisor is eligible for an incentive fee in the future.

Charter Aspect and Charter WCM each pays an incentive fee to Aspect and Winton, respectively, based upon the performance of each trading advisor beginning December 1, 2006, without regard to any losses incurred by the prior trading advisor(s).

4.  FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)	One or more underlying notional amounts or payment provisions;

(2)	Requires no initial net investment or smaller initial net investment than would be required relative to changes in market factors;

(3)	Terms require or permit net settlement.

Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts, reported as a component of “Trading Equity” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$

Jun. 30, 2008	5,725,486	1,138,218	6,863,704	Mar. 2009	Sep. 2008

Dec. 31, 2007	660,093	(5,308,473)	(4,648,380)	Sep. 2008	Mar. 2008

Dec. 31, 2006	9,722,344	13,913,082	23,635,426	Sep. 2007	Mar. 2007

Charter Aspect

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$

Jun. 30, 2008	7,033,336	1,435,482	8,468,818	Sep. 2009	Jul. 2008

Dec. 31, 2007	5,510,058	(445,952)	5,064,106	Mar. 2009	Jan. 2008

Dec. 31, 2006	2,996,006	1,802,760	4,798,766	Mar. 2008	Jan. 2007

Charter Graham

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$

Jun. 30, 2008	8,860,177	3,640,224	12,500,421	Dec. 2009	Sep. 2008

Dec. 31, 2007	2,077,012	(2,282,477)	(205,465)	Jun. 2009	Mar. 2008

Dec. 31, 2006	5,466,119	7,071,945	12,538,064	Jun. 2008	Mar. 2007

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Charter WCM

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$

Jun. 30, 2008	4,845,238	—	4,845,238	Dec. 2009	—

Dec. 31, 2007	1,097,840	—	1,097,840	Jun. 2009	—

Dec. 31, 2006	1,094,789	—	1,094,789	Jun. 2008	—

The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each as a futures commission merchant for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled at June 30, 2008, December 31, 2007 and 2006 respectively, $222,125,120, $285,950,890, and $402,971,919 for Charter Campbell, $169,945,745, $133,322,442, and $125,631,930 for Charter Aspect, $514,029,341, $442,355,883, and $422,467,679 for Charter Graham, and $124,904,553, $80,323,292, and $42,925,241 for Charter WCM. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership’s accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, Charter Campbell is at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparties. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

5.  FINANCIAL HIGHLIGHTS

Charter Campbell

	2007	2006	2005
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$13.09	$12.70	$11.58

NET OPERATING RESULTS:
Interest Income	0.57	0.60	0.34
Expenses	(1.09)	(1.09)	(1.04)
Realized Profit (Loss) (1)	(0.43)	(0.24)	2.25
Unrealized Profit (Loss)	(1.01)	1.12	(0.43)

Net Income (Loss)	(1.96)	0.39	1.12

NET ASSET VALUE, DECEMBER 31:	$11.13	$13.09	$12.70

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(4.3)%	(3.9)%	(5.7)%
Expenses before Incentive Fees	8.9%	8.6%	8.5%
Expenses after Incentive Fees	8.9%	8.6%	8.5%
Net Income (Loss)	(15.8)%	2.3%	9.6%
TOTAL RETURN BEFORE INCENTIVE FEES	(15.0)%	3.1%	9.7%
TOTAL RETURN AFTER INCENTIVE FEES	(15.0)%	3.1%	9.7%
INCEPTION-TO-DATE RETURN	11.3%
COMPOUND ANNUALIZED RETURN	2.1%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Charter Aspect

	2007	2006	2005
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$17.38	$15.73	$19.56

NET OPERATING RESULTS:
Interest Income	0.78	0.79	0.50
Expenses	(1.60)	(1.21)	(1.36)
Realized Profit (Loss) (1)	1.54	2.40	(2.45)
Unrealized Profit (Loss)	0.04	(0.33)	(0.52)
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	0.76	1.65	(3.83)

NET ASSET VALUE, DECEMBER 31:	$18.14	$17.38	$15.73

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(4.7)%	(2.5)%	(5.4)%
Expenses before Incentive Fees	7.9%	6.5%	8.5%
Expenses after Incentive Fees	9.1%	7.3%	8.5%
Net Income (Loss)	4.5%	10.9%	(25.5)%
TOTAL RETURN BEFORE INCENTIVE FEES	5.6%	11.3%	(19.6)%
TOTAL RETURN AFTER INCENTIVE FEES	4.4%	10.5%	(19.6)%
INCEPTION-TO-DATE RETURN	81.4%
COMPOUND ANNUALIZED RETURN	4.4%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Charter Graham

	2007	2006	2005
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$19.46	$18.60	$22.16

NET OPERATING RESULTS:
Interest Income	0.90	0.90	0.55
Expenses	(1.63)	(1.54)	(1.54)
Realized Profit (Loss) (1)	3.91	1.06	(2.68)
Unrealized Profit (Loss)	(0.62)	0.44	0.11

Net Income (Loss)	2.56	0.86	(3.56)

NET ASSET VALUE, DECEMBER 31:	$22.02	$19.46	$18.60

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3.6)%	(3.3)%	(5.3)%
Expenses before Incentive Fees	8.0%	8.0%	8.2%
Expenses after Incentive Fees	8.0%	8.0%	8.2%
Net Income (Loss)	12.1%	4.5%	(18.1)%
TOTAL RETURN BEFORE INCENTIVE FEES	13.2%	4.6%	(16.1)%
TOTAL RETURN AFTER INCENTIVE FEES	13.2%	4.6%	(16.1)%
INCEPTION-TO-DATE RETURN	120.2%
COMPOUND ANNUALIZED RETURN	9.3%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2008 is Unaudited)

Charter WCM

	2007	2006	2005
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$10.21	$10.46	$10.52

NET OPERATING RESULTS:
Interest Income	0.43	0.51	0.26
Expenses	(0.98)	(0.73)	(0.81)
Realized Profit (Loss) (1)	1.61	(0.20)	1.04
Unrealized Profit (Loss)	—	0.17	(0.55)

Net Income (Loss)	1.06	(0.25)	(0.06)

NET ASSET VALUE, DECEMBER 31:	$11.27	$10.21	$10.46

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.1)%	(2.1)%	(5.6)%
Expenses before Incentive Fees	7.6%	6.8%	8.3%
Expenses after Incentive Fees	9.1%	6.9%	8.3%
Net Income (Loss)	11.3%	(2.2)%	(2.1)%
TOTAL RETURN BEFORE INCENTIVE FEES	11.9%	(2.3)%	(0.6)%
TOTAL RETURN AFTER INCENTIVE FEES	10.4%	(2.4)%	(0.6)%
INCEPTION-TO-DATE RETURN	12.7%
COMPOUND ANNUALIZED RETURN	1.4%

(1)	Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with the other per Unit information.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2007 and 2006. These statements of financial condition are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Company at November 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

New York, New York

March 20, 2008

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

STATEMENTS OF FINANCIAL CONDITION

at May 31, 2008 (Unaudited)

and November 30, 2007 and 2006

	May 31, 2008	November 30,
		2007	2006
	$	$	$

ASSETS
Investments in affiliated partnerships	32,736,213	56,189,704	34,589,190
Receivable to MS&Co.	39,951,403	—	—
Income tax receivable	1,227,345	—	—
Deferred income taxes	—	837,344	983,755

Total Assets	73,914,961	57,027,048	35,572,945

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Payable to Parent	48,482,563	39,363,436	25,992,736
Accrued expenses	22,253	23,551	8,705

Total Liabilities	48,504,816	39,386,987	26,001,441

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	330,100,000	330,100,000
Retained earnings	25,260,145	17,490,061	9,421,504

	355,410,145	347,640,061	339,571,504
Less: Notes receivable from Parent	(330,000,000)	(330,000,000)	(330,000,000)

Total Stockholder’s Equity	25,410,145	17,640,061	9,571,504

Total Liabilities and Stockholder’s Equity	73,914,961	57,027,048	35,572,945

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited) and For the Years ended November 30, 2007 and 2006

1.  INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation (“Demeter”) is a wholly-owned subsidiary of Morgan Stanley (“Morgan Stanley” or “Parent”).

Demeter currently manages the following commodity pools (collectively, the “Commodity Pools”) as sole general partner: Morgan Stanley Cornerstone Fund II L.P. (“Cornerstone II”), Morgan Stanley Cornerstone Fund III L.P. (“Cornerstone III”), Morgan Stanley Cornerstone Fund IV L.P. (“Cornerstone IV”), Morgan Stanley Diversified Futures Fund L.P. (“DFF”), Morgan Stanley Diversified Futures Fund III L.P. (“DFF III”), Morgan Stanley Principal Plus Fund L.P. (“PPF”), Morgan Stanley Principal Plus Fund Management L.P. (“PPFM”), Morgan Stanley Portfolio Strategy Fund L.P. (“PSF”), Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., Morgan Stanley Strategic Alternatives, L.P. (“SAFLP”), Morgan Stanley/Mark J. Walsh & Company L.P., Morgan Stanley Managed Futures LV, L.P. (“Profile LV”), Morgan Stanley Managed Futures MV, L.P. (“Profiles MV”), and Morgan Stanley Managed Futures HV, L.P. (“Profile HV” and together with Profile LV and Profile MV, the “Profile Series”).

Each of the Commodity Pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies, and other commodity interests.

Demeter currently is the trading manager for the following funds: Morgan Stanley Strategic Alternatives L.L.C. (“SAFLLC”) and Morgan Stanley Japan Managed Futures L.L.C. (“JMFLLC”).

Effective August 1, 2007, Demeter currently is the trading manager for the following trading companies (together with JMFLLC, the “Trading Companies”):

Morgan Stanley Managed Futures Altis I, LLC

Morgan Stanley Managed Futures Aspect I, LLC

Morgan Stanley Managed Futures BHM I, LLC

Morgan Stanley Managed Futures Chesapeake I, LLC

Morgan Stanley Managed Futures GMF I, LLC

Morgan Stanley Managed Futures DKR I, LLC

Morgan Stanley Managed Futures Kaiser I, LLC

Morgan Stanley Managed Futures Transtrend II, LLC

Morgan Stanley Managed Futures WCM I, LLC

Each of the Trading Companies is a limited liability company organized to engage in the speculative trading of commodity futures contract, forward contracts on foreign currencies, and other commodity interests.

Effective July 20, 2006, Dean Witter Portfolio Strategy Fund L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Diversified Futures Fund Limited Partnership, and Dean Witter Diversified Futures Fund III L.P., changed their names to Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Diversified Futures Fund L.P., and Morgan Stanley Diversified Futures Fund III L.P., respectively.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Continued)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited) and For the Years ended November 30, 2007 and 2006

Effective July 21, 2006, Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, and Dean Witter Cornerstone Fund IV, changed their names to Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., and Morgan Stanley Cornerstone Fund IV L.P., respectively.

Effective October 5, 2006, Dean Witter Principal Plus Fund Management L.P. changed its name to Morgan Stanley Principal Plus Fund Management L.P.

Effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

Effective October 16, 2006, Morgan Stanley Charter MSFCM L.P. changed its name to Morgan Stanley Charter Aspect L.P.

At July 31, 2006, Dean Witter World Currency Fund L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made on August 14, 2006. The final dissolution of the partnership was completed on October 5, 2006.

In July 2006, Demeter elected to withdraw as general partner from Dean Witter Diversified Futures Fund II L.P. and Dean Witter Multi-Market Portfolio L.P. which subsequently terminated trading as of August 31, 2006 in accordance with each partnership’s respective Limited Partnership Agreement. Final distributions for each partnership’s assets were made on November 14, 2006. The final dissolution of each partnership was completed on December 29, 2006 and December 26, 2006, respectively.

Effective January 31, 2007, Morgan Stanley Alternative Managed Futures Limited terminated trading in accordance with its Limited Liability Articles of Association.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income taxes are provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

New Accounting Developments

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1—quoted market prices in active markets for identical assets and liabilities; Level 2—inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments,

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Continued)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited) and For the Years ended November 30, 2007 and 2006 interest rates, credit risk); and Level 3—unobservable inputs for the asset or liability (including Demeter’s own assumptions used in determining the fair value of investments). Demeter evaluated the impact of adopting SFAS 157 on its financial statements. Demeter adopted SFAS 157 as of January 1, 2008. Based on its analysis, the effect of applying SFAS 157 to the investments included in the financial statements does not have a material impact on the its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on Demeter’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Demeter is currently evaluating the impact that the adoption of SFAS No. 161 will have on its financial statement disclosures.

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each Commodity Pool requires Demeter to maintain a general partnership interest in each Commodity Pool, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the Commodity Pool by all partners. Demeter is not required to maintain any investment in Profile LV, Profile MV, or Profile HV.

The total assets, liabilities, and partners’ capital of all the Commodity Pools (not including SAFLP) and Trading Companies (not including JMFLLC) managed by Demeter at May 31, 2008, November 30, 2007 and total assets, liabilities, and partners’ capital of all the Commodity Pools (not including SAFLP) managed by Demeter at November 30, 2006 were as follows:

	May 31, 2008	November 30,
		2007	2006
	$	$	$
Total assets	3,437,688,186	2,990,583,727	3,227,905,143
Total liabilities	103,257,553	73,904,800	75,368,674

Total partners’ capital	3,334,430,633	2,916,678,927	3,152,536,469

Demeter’s investments in such Commodity Pools and Trading Companies are valued using the Net Asset Value of the underlying entities, as defined in the limited partnership agreements of such Commodity Pools and the operating agreements of such Trading Companies, which approximates fair value.

Demeter initially invested seed capital directly in all of the Trading Companies, except for SAFLLC and JMFLLC. As of March 31, 2008, Demeter has redeemed all seed capital investments in the Trading Companies. Demeter’s investment was equal to any amount it deems necessary for a trading advisor to effectively trade its trading program applicable to a Trading Company. Demeter could have redeem all or a portion of its investment at its sole discretion without notice to the limited partners of the Profile Series once it believed a sufficient amount of assets had been raised from limited partners of the Profile Series to sustain each trading advisor’s trading program. All seed capital investments by Demeter in the Trading Companies (not including SAFLLC and

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Continued)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited) and For the Years ended November 30, 2007 and 2006

JMFLLC) participated on the same terms as the investments made by the Profile Series in the Trading Companies (not including SAFLLC and JMFLLC) except it was not subject to any ongoing Placement Agent Fee charged at the Profile Series level including the Placement Agent Fee, General Management Fee, and Fund level Administrative Fee.

4.  PAYABLE TO PARENT

The Payable to Parent is primarily for net amounts due for the purchase and sale for funding Demeter’s investments, as needed for Demeter to meet the net worth requirements described in Note 5, and for income tax and other payments made by Morgan Stanley on behalf of Demeter.

5.  NET WORTH REQUIREMENT

At May 31, 2008, November 30, 2007 and 2006, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000 at May 31, 2008, November 30, 2007 and 2006.

The limited partnership agreement of each Commodity Pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in such Commodity Pool and each other commodity pool in which Demeter is the general partner (15% or $250,000, whichever is less if the capital contributions to any limited partnership are less than $2,500,000).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the net worth required by the limited partnership agreements.

6.  INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to unrealized gains or losses related to partnership investments.

7.  SUBSEQUENT EVENTS

Effective January 2, 2008, Morgan Stanley Managed Futures Kaiser I, LLC commenced using Calyon Financial Inc. (“Calyon”) as its primary commodity broker.

Effective January 2, 2008, Calyon changed its name to Newedge Financial Inc. as part of the merger with Calyon and Fimat Group.

Effective February 29, 2008, Demeter terminated the management agreement with Morgan Stanley Managed Futures Cornerstone I LLC.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Concluded)

(Information with respect to 2008 is Unaudited)

At May 31, 2008 (Unaudited) and For the Years ended November 30, 2007 and 2006

Effective April 1, 2008, Morgan Stanley Strategic Alternatives L.L.C. serves as the CTA Trading Company with respect to Bridgewater Associates, Inc.

Demeter has determined to withdraw from Cornerstone II, Cornerstone III, Cornerstone IV, DFF, DFF3, PPF, PPFM, and PSF effective November 30, 2008, and thereafter will commence dissolution of the above mention Commodity Pools. In connection with such withdrawal, Demeter will terminate trading for the above Commodity Pools effective October 31, 2008, unless it becomes necessary or is prudent to do so beforehand.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38280-14

MORGAN STANLEY CHARTER GRAHAM L.P.

MORGAN STANLEY CHARTER WCM L.P.

MORGAN STANLEY CHARTER ASPECT L.P.

Supplement to the Prospectus dated May 1, 2008

The prospectus dated May 1, 2008 is supplemented by a supplement dated September 17, 2008. The supplement is an integral part of, and must be read together with, the prospectus.

38280-15